Exhibit 21.1

UCP, Inc.

List of Subsidiaries

Company Name	Country/State of Incorporation/Formation
UCP, LLC	Delaware
Benchmark Builders North Carolina, LLC	Delaware
Benchmark Communities, LLC	Delaware
Benchmark Madera I, LLC	Delaware
BMC Carnation, LLC	Delaware
BMC Cornerstone Ripon II, LLC	Delaware
BMC East Garrison, LLC	Delaware
BMC EG Bluffs, LLC	Delaware
BMC EG Bungalow, LLC	Delaware
BMC EG Courtyards, LLC	Delaware
BMC EG Garden, LLC	Delaware
BMC EG Grove, LLC	Delaware
BMC EG Towns, LLC	Delaware
BMC EG Village, LLC	Delaware
BMC Heights, LLC	Delaware
BMC Meadowood II, LLC	Delaware
BMC Pine Ridge, LLC	Delaware
BMC Promise Way, LLC	Delaware
BMC Rancho Etiwanda, LLC	Delaware
BMC Realty Advisors, Inc.	California
BMC Red Hawk, LLC	Delaware
BMC Rosemead, LLC	Delaware
BMC Sagewood, LLC	Delaware
BMC Sagewood 40s, LLC	Delaware
BMC Sagewood 60s, LLC	Delaware
BMC Shields Locan, LLC	Delaware
BMC Stein, LLC	Delaware
BMC Touchstone, LLC	Delaware
BMC Wood Ranch, LLC	Delaware
BMCH California, LLC	Delaware
BMCH North Carolina, LLC	Delaware
BMCH South Carolina, LLC	Delaware
BMCH Tennessee, LLC	Delaware
BMCH Washington, LLC	Delaware
Builders BMC, Inc.	Delaware
UCP Barclay III, LLC	Delaware
UCP Chateau Grove, LLC	Delaware
UCP East Garrison, LLC	Delaware
UCP Finance Corp.	Delaware
UCP Hillcrest Hollister, LLC	Delaware
UCP Jovita, LLC	Delaware

Exhibit 21.1

UCP Kerman, LLC	Delaware
UCP Meadowood III, LLC	Delaware
UCP Quail Run, LLC	Delaware
UCP Sagewood, LLC	Delaware
UCP Santa Ana Hollister, LLC	Delaware
UCP Soledad, LLC	Delaware
UCP Tapestry, LLC	Delaware